Singular Genomics Reports Recent Highlights and Second Quarter 2022 Financial Results

San Diego, CA, August 9, 2022 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and multiomics technologies to empower researchers and clinicians, today highlighted recent corporate achievements and reported financial results for the quarter ended June 30, 2022.

“Shipment of the first G4 production system represents another major milestone for Singular Genomics. The G4 offers an unmatched combination of power, speed, accuracy and flexibility. We are excited this unique value proposition is resonating with customers,” said Drew Spaventa, Chairman and Chief Executive Officer. “Over the second half of the year, the team will remain highly focused on executing our commercial strategy under new leadership, ramping manufacturing and establishing the right foundation to scale the business.”

Recent Highlights

•
Commenced shipping the G4 in June 2022.
•
Introduced the M-series, Max Read flow cell kits, which is expected to offer up to 1 billion reads per flow cell as a cost-effective and innovative solution to generate high throughput level reads for short-read applications.
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Announced a planned partnership with TwinStrand to develop ultra-high accuracy NGS solutions for the G4 platform.
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Announced a partnership with Olink to enable the use of the Olink Explore high-throughput proteomics platform with the Max Read kits on the G4.
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Signed additional library prep partnerships with Integrated DNA Technologies, Takara Bio and Parse Biosciences to validate their library prep kits to support seamless workflow integration with the G4.
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Published three application notes on Single Cell RNA-Seq, Whole Exome Sequencing and HD-Seq and released third-party collaboration posters showcasing strong G4 performance metrics in the field.
•
Hired industry veteran, Sam Ropp, Ph.D., as Chief Commercial Officer to scale sales, marketing and support operations.

Second Quarter 2022 Financial Results

Operating expenses for the second quarter of 2022 totaled $24.2 million, compared to $13.9 million for the second quarter of 2021. Operating expenses included non-cash stock-based compensation expense of $3.6 million in the second quarter of 2022 and $2.3 million in the second quarter of 2021. The year-over-year increase in total operating expenses was driven primarily by our product pipeline and R&D roadmap, and scaling headcount and infrastructure to support our growth and prepare for commercialization of the G4.

Net loss for the second quarter of 2022 was $24.0 million, or $0.34 per common share, compared to $37.5 million, or $1.18 per common share, for the second quarter of 2021.

Cash, cash equivalents and short-term investments, excluding restricted cash, as of June 30, 2022 totaled $287.5 million.

Webcast and Conference Call Details

Singular Genomics’ management team will host a conference call today, August 9, 2022, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at investor.singulargenomics.com, in the Presentations & Events section.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4 Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In development, the PX system leverages Singular’s proprietary sequencing technology, applying it as an in-situ readout to look at RNA and proteins in single cells and tissue. With these products, Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include and are not limited to statements regarding: (i) our ability to successfully manufacture and commercialize the G4 in accordance with our timelines and objectives; (ii) our ability to successfully complete the development of and commercialize the PX in accordance with our timelines and objectives; (iii) our ability to achieve customer and scientific acceptance of the G4 and PX; and (iv) the ability of our product offerings to successfully compete with existing and new products offered by our competitors. Any such forward-looking statements are based on our management’s current expectations and are subject to risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by our forward-looking statements. These risks and uncertainties include and are not limited to the following: (i) we have incurred significant losses since inception, we expect to incur significant losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability; (ii) we have very little history manufacturing and commercializing our products or technology; (iii) the life sciences technology market is highly competitive, and if we fail to compete effectively, our business and operating results will suffer; (iv) if we are sued for infringing, misappropriating or otherwise violating intellectual property rights of third parties, such litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our products; (v) if our products fail to achieve early customer and scientific acceptance, we may not be able to achieve broader market acceptance for our products, and our revenues and prospects may be harmed; (vi) we are highly dependent on revenue generated from the sale of the G4, and any delay or failure by us to successfully manufacture and commercialize the G4 could have a substantial adverse effect on our business and results of operations; and (vii) the COVID-19 pandemic and efforts to reduce its spread have adversely impacted, and may materially and adversely impact, our business, operations and product manufacturing and commercialization objectives. These and other risk factors that may affect our future results of operations are identified and described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed with the SEC on August 9, 2022. Accordingly, you should not rely on forward-looking statements as predictions of future events or our future performance. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

Media Contact

Dan Budwick, 1AB

973-271-6085

dan@1abmedia.com

Singular Genomics Systems, Inc.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$12,061	$7,682	$22,707	$14,289
Selling, general and administrative	12,182	6,201	23,556	9,855
Total operating expenses	24,243	13,883	46,263	24,144

Loss from operations	(24,243)	(13,883)	(46,263)	(24,144)

Other income (expense):
Interest and other income	428	413	584	543
Interest expense	(167)	(232)	(309)	(420)
Change in fair value of convertible promissory notes	-	(23,799)	-	(35,199)
Change in fair value of warrant liability	-	22	-	(2,180)
Net loss	$(23,982)	$(37,479)	$(45,988)	$(61,400)

Net loss per share:
Basic and diluted net loss per share	$(0.34)	$(1.18)	$(0.65)	$(2.83)
Weighted-average shares used to compute basic and diluted net loss per share	70,779,326	31,628,921	70,893,059	21,696,142

Singular Genomics Systems, Inc.

Condensed Balance Sheets

(In thousands, except share and par value amounts)

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$153,115	$201,049
Short-term investments	134,376	138,174
Inventory	12,216	3,011
Prepaid expenses and other current assets	6,243	5,526
Total current assets	305,950	347,760
Right-of-use lease assets	48,245	-
Property and equipment, net	9,303	6,072
Restricted cash	1,734	687
Other noncurrent assets	1,177	1,129
Total assets	$366,409	$355,648

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,017	$2,348
Accrued expenses	4,056	4,278
Lease liabilities, current	5,239	-
Other current liabilities	-	118
Total current liabilities	13,312	6,744
Lease liabilities, noncurrent	44,398	-
Long-term debt, net of issuance costs	9,983	9,904
Other noncurrent liabilities	1,155	2,827
Total liabilities	68,848	19,475
Commitments and contingencies
Stockholders’ equity:
Series A Common Stock Equivalent Convertible Preferred Stock, $0.0001 par value; 7,000 shares authorized, 2,500 and 0 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized, 71,065,869 and 72,438,742 shares outstanding at June 30, 2022 and December 31, 2021, respectively	7	7
Additional paid-in capital	496,451	488,200
Accumulated other comprehensive loss	(1,013)	(138)
Accumulated deficit	(197,884)	(151,896)
Total stockholders’ equity	297,561	336,173
Total liabilities and stockholders’ equity	$366,409	$355,648